Exhibit 99.1
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q2 REVENUE OF $1.4 BILLION AND
NET INCOME OF $.57 PER SHARE
Continued Revenue Diversification Reflects Long-Term Investment Strategy
LAKE FOREST, Calif. — Jan. 25, 2007 — Western Digital Corp. (NYSE: WDC) today reported revenue of $1.4 billion on shipments of approximately 24.5 million units, and net income of $128 million, or $.57 per share, for its second fiscal quarter ended Dec. 29, 2006.
These results represented strong year-over-year performance, including 28 percent growth in revenue, 35 percent unit growth and 23 percent growth in net income. In the year-ago quarter, the company reported revenue of $1.1 billion, unit shipments of 18.1 million and net income of $104 million, or $.47 per share.
     Forty-two percent of Q2 revenue was derived from newer market sources, while 58 percent came from hard drives configured into desktop PCs. This compares with a mix in the year-ago quarter of 26 percent newer markets versus 74 percent desktop PC revenue. The company’s newer market revenue includes hard drives for notebook PCs, consumer electronics, enterprise applications, and WD branded products/retail sales.

WD Announces Q2 Revenue of $1.4 Billion and
Net Income of $.57 Per Share

     The company shipped 2.7 million 2.5-inch mobile drives and 2.7 million 3.5-inch units for the PVR/DVR market, compared with 1.4 million and 1.5 million, respectively, a year ago. The branded products/retail performance was another strong factor in the diversification of the business, accounting for approximately $238 million, or 17 percent of quarterly revenue. The success of WD branded products is being driven by strong global acceptance of the 3.5-inch My Book™ and 2.5-inch WD Passport® Portable external storage appliances, both noted for their simple and intuitive design. In the year-ago quarter, the company’s branded products/retail business totaled approximately $56 million, or 5 percent of revenue.
     From a balance sheet perspective, the company generated $184 million in cash from operations during the December quarter, ending with total cash and short-term investments of $830 million.
     “The second quarter results are linked directly to the significant investments in technology and global infrastructure that WD has made over the last several years, both in traditional computing markets and in the newer consumer electronics markets for hard drives,” said John Coyne, president and chief executive officer. “We continue to reinvest the strong cash flows from our ongoing business into current and future opportunities for data storage. Combined with our focus on customers, quality, reliability and execution, we believe this approach will enable us to continue delivering steady and outstanding financial performance.”
     The investment community conference call to discuss these results and the company’s outlook will be broadcast live over the Internet today at 2 p.m. PST/5 p.m. EST. The call will be accessible live and on an archived basis via the link below:
     Audio Webcast: www.westerndigital.com/investor — click on “Conference Calls”

WD Announces Q2 Revenue of $1.4 Billion and
Net Income of $.57 Per Share

     Telephone Replay: 800-839-8270 (toll-free) or +1-402-998-1708 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data close-at-hand and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage products.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains a forward-looking statement regarding the company’s belief that its continued reinvestment of the company’s cash flows into current and future opportunities for data storage and its focus on customers, quality, reliability and execution will enable the company to continue delivering steady and outstanding financial performance. This forward-looking statement is based on the company’s current expectations and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including pricing trends and fluctuations in average selling prices (ASPs); actions by competitors; changes in the availability and cost of specialized product components, including media; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets; difficulties in reducing

WD Announces Q2 Revenue of $1.4 Billion and
Net Income of $.57 Per Share

yield losses from complex manufacturing processes and new technologies; business conditions and growth in the notebook, consumer electronics, enterprise, branded products and desktop markets; and other risks and uncertainties listed in the company’s recent Form 10-Q filed with the SEC on November 24, 2006, to which your attention is directed. Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof, and the company undertakes no obligation to update this forward-looking statement to reflect subsequent events or circumstances.
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Western Digital, WD, the WD logo, and WD Passport are registered trademarks, and My Book is a trademark of Western Digital Technologies, Inc.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Dec. 29,	Jun. 30,
	2006	2006

ASSETS

Current assets:
Cash and cash equivalents	$676	$551
Short-term investments	154	148
Accounts receivable, net	668	481
Inventories	265	205
Other	103	107

Total current assets	1,866	1,492
Property and equipment, net	637	549
Other assets, net	37	32

Total assets	$2,540	$2,073

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$816	$632
Accrued expenses	140	131
Accrued warranty	72	71
Current portion of long-term debt	28	25

Total current liabilities	1,056	859
Long-term debt	21	19
Other liabilities	38	38

Total liabilities	1,115	916
Shareholders’ equity	1,425	1,157

Total liabilities and shareholders’ equity	$2,540	$2,073

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	Dec. 29,	Sept. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2006	2006	2005	2006	2005
Revenue, net	$1,428	$1,264	$1,117	$2,691	$2,127
Cost of revenue	1,173	1,046	889	2,218	1,720

Gross margin	255	218	228	473	407

Operating expenses:
Research and development	77	75	76	152	147
Selling, general and administrative	56	44	48	100	88

Total operating expenses	133	119	124	252	235

Operating income	122	99	104	221	172
Net interest and other income	6	7	3	13	5

Income before income taxes	128	106	107	234	177
Income tax provision	—	3	3	3	4

Net income	$128	$103	$104	$231	$173

Net income per common share:

Basic	$.58	$.47	$.49	$1.06	$.81

Diluted	$.57	$.46	$.47	$1.02	$.78

Common shares used in computing per share amounts:

Basic	220	219	213	219	213

Diluted	226	225	221	226	221

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2006	2005[1]	2006[1]	2005[1]
Cash flows from operating activities
Net income	$128	$104	$231	$173
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	50	39	94	74
Stock-based compensation	11	9	21	16
Deferred income taxes	(1)	—	—	—
Other non-cash items	—	7	—	7
Changes in operating assets and liabilities	(4)	(33)	(46)	(104)

Net cash provided by operating activities	184	126	300	166

Cash flows from investing activities
Capital expenditures	(110)	(62)	(169)	(112)
Short-term investments, net	(6)	(19)	(6)	19

Net cash used in investing activities	(116)	(81)	(175)	(93)

Cash flows from financing activities
Issuance of common stock under employee plans	14	17	16	29
Repurchase of common stock	—	(12)	—	(26)
Repayment of long-term debt	(9)	(6)	(16)	(11)

Net cash provided by (used in) financing activities	5	(1)	—	(8)

Net increase in cash and cash equivalents	73	44	125	65
Cash and cash equivalents, beginning of period	603	506	551	485

Cash and cash equivalents, end of period	$676	$550	$676	$550

[1]	Capital expenditures in the current period have been presented on a cash disbursements basis. The comparative amounts for capital expenditures and cash flows from operating activities have been reclassified to conform to the current period presentation.